NEWS RELEASE

CONTACT: R. Jerry Giles, Senior Vice President/Chief Financial Officer
TELEPHONE #:  540-886-0796
DATE: June 1, 2011

FOR IMMEDIATE RELEASE
COMMUNITY FINANCIAL ANNOUNCES ANNUAL MEETING AND RECORD DATES
STAUNTON, VIRGINIA

Community Financial Corporation (Nasdaq: CFFC) today announced that the Company will hold its 2011 Annual Meeting of Stockholders on Wednesday, July 27, 2011.  The board of directors established the close of business on May 27, 2011 as the record date for determining stockholders entitled to receive notice of and vote at the meeting.  The meeting will begin at 6:30 p.m. Eastern Daylight Time and take place at the Company’s executive offices located at 38 North Central Avenue, Staunton, Virginia.

Community Financial Corporation operates as the holding company for Community Bank, which offers various banking products and services in Virginia.  The Bank has offices in Staunton, Waynesboro, Stuarts Draft, Raphine, Verona, Lexington, Harrisonburg, and Virginia Beach, Virginia.  The Bank was founded in 1928 and is based in Staunton, Virginia.